As filed with the Securities and Exchange Commission on April 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Autonomix Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-1607810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21 Waterway Avenue, Suite 300 The Woodlands, Texas	77380
(Address of Principal Executive Offices)	(Zip Code)

Autonomix Medical, Inc. 2023 Stock Plan

(Full title of the plans)

Brad Hauser

Chief Executive Officer

21 Waterway Avenue, Suite 300

The Woodlands, Texas 77380

(713) 588-6150

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Cavas S. Pavri, Esq.

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

(202) 724-6847

Facsimile: (202) 778-6460

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Autonomix Medical, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plan is effective. This Registration Statement registers an additional 2,595,319 shares of common stock of the Registrant to be issued pursuant to the Registrant’s 2023 Stock Plan, as amended (the “Equity Plan”), which includes (i) 1,900,000 shares of common stock approved at the Registrant’s 2025 annual meeting of stockholders, and (ii) 695,319 shares of common stock pursuant to the “evergreen” provision of the Equity Plan. The contents of the previous Registration Statement on Form S-8 filed by us with the Securities and Exchange Commission for the Equity Plan on May 31, 2024 (file no. 333-279894), including any amendments thereto, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended March 31, 2025, as amended (filed on May 29, 2025);

(b)

The Registrant’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2025 (filed on August 13, 2025); September 30, 2025 (filed on November 12, 2025); and December 31, 2025 (filed on February 11, 2026);

(c)	The Registrant’s Current Reports of Form 8-K filed on July 22, 2025; August 26, 2025; August 27, 2025; November 3, 2025; November 19, 2025; and January 16, 2026;

(d)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed on September 12, 2025; and

(e) The description of the Registrant’s common stock, par value $0.001 per share contained in its Registration Statement on Form 8-A, dated and filed with the SEC on January 26, 2024, and any amendment, exhibit to our Annual Report on Form 10-K or report filed with the SEC for the purpose of updating the description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Autonomix Medical, Inc. (incorporated by reference from exhibit 2.1 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)
4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Autonomix Medical, Inc., filed with the Secretary of State of the State of Delaware (incorporated by reference from exhibit 3.1 of the Form 8-K filed October 28, 2024)

4.3	Amended and Restated Bylaws of Autonomix Medical, Inc. (incorporated by reference from exhibit 2.2 of the Form 1-A POS, file number 024-12296, filed January 19, 2024)
4.4*	Autonomix Medical, Inc. 2023 Stock Plan, as amended and restated and forms of award agreements
5.1*	Opinion of ArentFox Schiff, LLP
23.1*	Consent of Forvis Mazars, LLP
23.2*	Consent of ArentFox Schiff LLP (included in exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)
107*	Filing fee table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of The Woodlands, Texas, on April 2, 2026.

Autonomix Medical, Inc.
(Registrant)

By:	/s/ Brad Hauser
Brad Hauser
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brad Hauser or Trent Smith as attorney-in-fact and agent, with full power of substitution and re-substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Brad Hauser	Chief Executive Officer and Director
Brad Hauser	(Principal Executive Officer)	April 2, 2026

/s/ Trent Smith	Chief Financial Officer
Trent Smith	(Principal Financial Officer and Principal Accounting Officer)	April 2, 2026

/s/ Walter V. Klemp
Walter V. Klemp	Director	April 2, 2026

/s/ Lori Bisson
Lori Bisson	Director	April 2, 2026

/s/ Jonathan P. Foster
Jonathan P. Foster	Director	April 2, 2026

/s/ David Robins
David Robins	Director	April 2, 2026

/s/ Christopher Capelli
Christopher Capelli	Director	April 2, 2026